SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2005

PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

	Washington	000-15338	91-0964899 -
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)			Identification No.)

1260 16th Avenue West

Seattle, Washington 98119

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2005, options to acquire common stock were granted to the following named executive officers in the amounts shown:

Philippe Sanchez	873,400 shares
Werner Reisacher	250,000 shares
Jerry Barber	185,000 shares
Tom Kelley	200,000 shares
Mickey Lass	141,000 shares

The options were granted pursuant to the Company's 2005 Equity Incentive Plan. The exercise price of the options is $.71 per share. The options have a term of ten years. All options will become immediately vested upon a change in control as defined in the Equity Incentive Plan. The options vest ratably on a quarterly basis over a four year period. For each of the officers other than Mr. Reisacher, 25% of the granted options vested immediately due to their prior service with the Company. Mr. Kelly can accelerate the vesting of 20,000 of his options to January 15, 2006 if the Company achieves specified increases in its digital revenues during the first quarter of fiscal 2006. Mr. Kelly can accelerate the vesting of an additional 20,000 shares to October 15, 2006 if the Company achieves specified increases in digital revenues for the 2006 fiscal year.

On August 31, 2005, the Company agreed to reprice outstanding options held by existing employees if the exercise price exceeded $.71 per share. The new exercise price is $.71 per share. Of the 466,840 options outstanding on August 31, 2005, 314,040 shares were repriced. All other terms of the outstanding options remain unchanged. The table below sets forth the number of options repurchased for each named executive officer and the prior exercise price of the options:

Number of Options	Prior Exercise Price
Philippe Sanchez	150,000 shares	$2.75
Jerry Barber	40,000 shares	$2.50
Tom Kelley	40,000 shares	$2.10
Mickey Lass	25,000 shares	$3.30

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Form of Option Agreement
10.2	Form of Option Notice

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.

By:	/s/ Werner Reisacher
Werner Reisacher
Vice President and Chief Financial
Officer